Exhibit 16.1

RBSM LLP

NEW YORK, NEW YORK

May 1, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Vado Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Current Report on Form 8-K of Vado Corp., dated April 27, 2023. We agree with the statements concerning our Firm in such Current Report on Form 8-K.

Very truly yours,

/s/ RBSM LLP